 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2025

NEXTNAV INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40985	87-0854654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 Freedom Drive, Ste. 200
Reston, Virginia 20190		20190
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 775-0982

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Timothy A. Gray as Executive Vice President, Chief Financial Officer

On September 21, 2025, the Board of Directors (the “Board”) of NextNav Inc. (the “Company”) appointed Timothy A. Gray as the Executive Vice President, Chief Financial Officer of the Company and designated him as the Company’s principal financial officer, effective as of September 22, 2025 (the “Start Date”).

Prior to his appointment as Executive Vice President, Chief Financial Officer of the Company, Mr. Gray, age 55, served as Chief Financial Officer at Anterix Inc., a telecommunications company (NASDAQ: ATEX) from June 2014 to September 2025. From 2011 to 2013, Mr. Gray held multiple senior finance leader positions at MedImmune, Inc., a subsidiary of AstraZeneca, including Senior Vice President and Chief Financial Officer. Mr. Gray also served in various other finance roles at MedImmune starting in 2008. Prior to joining MedImmune, Mr. Gray served in finance positions at AOL (NYSE: AOL) and Nextel and started his career at Deloitte & Touche LLP. He is also a member of the Audit Committee of the Children’s Inn at the National Institutes of Health. Mr. Gray received a Bachelor of Business Administration in accountancy from the University of Notre Dame and is a certified public accountant.

In connection with Mr. Gray’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Gray. Pursuant to the terms of the Employment Agreement, Mr. Gray is entitled to an annual base salary of $450,000 and is eligible to earn an annual target bonus of 45% of his annual base salary (with his annual bonus for calendar year 2025 being pro-rated based on the Start Date). Pursuant to the Employment Agreement, the Company granted Mr. Gray the following equity awards: (i) a long-term incentive grant of restricted stock units (the “Initial RSU Grant”) and a grant of stock options (the “Initial Option Grant”), each valued at $1.5 million; and (ii) subject to the approval of the Board or a committee thereof, in the first quarter of 2026, a long-term incentive grant of restricted stock units (the “2026 RSU Grant”) and a grant of stock options (the “2026 Option Grant”), each expected to be valued at $750,000. The Initial RSU Grant, the Initial Option Grant, the 2026 RSU Grant and the 2026 Option Grant (collectively, the “Equity Grants”) will vest as follows: 1/4 shall vest on the one-year anniversary of the applicable grant date and the remaining portion shall vest in equal installments at a rate of 1/12 per quarter thereafter, in each case subject to Mr. Gray’s continued service as of each such vesting date. The exercise price of the Initial Option Grant and the 2026 Option Grant is and will be, respectively, 110% of the 20-day trailing average market price of the Company’s common stock, in each case as of the applicable grant date. The Equity Grants were made or will be made, as applicable, pursuant to the Company’s 2021 Omnibus Incentive Plan (the “Plan”), as well as the Company’s form of RSU agreement and form of option agreement for employees, as applicable, each of which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”).

Mr. Gray’s initial term of employment began on the Start Date and continues until the second (2nd) anniversary thereof (the “Initial Term”). On such second (2nd) anniversary and each annual anniversary thereafter, the Employment Agreement shall automatically renew for successive periods of one year (each, a “Subsequent Term”), provided that neither the Company nor Mr. Gray has terminated the Employment Agreement earlier or has provided the other party with 90 days’ prior notice before the upcoming renewal that the Company or Mr. Gray, as applicable, desires to terminate the Employment Agreement.

The Employment Agreement also contains certain severance terms. In the event: (a) of a termination by the Company for “cause” (as defined in the Employment Agreement); (b) of resignation by Mr. Gray without “good reason” (as defined in the Employment Agreement) during any Subsequent Term; (c) that either party provides notice prior to the expiration of the Initial Term or any Subsequent Term of that party’s intention not to renew the Employment Agreement; or (d) of a termination by the Company without “cause” during a Subsequent Term, the Company shall pay to Mr. Gray or his heirs (in the event of death or incapacity), the compensation and benefits otherwise payable to Mr. Gray earned or vested through the termination date and any expense reimbursements due and owing to him that were incurred prior to the termination date (“Accrued Compensation”). In the event of death or disability, the Company shall pay Mr. Gray or his heirs the Accrued Compensation.

In the event Mr. Gray is terminated by the Company without “cause” during the Initial Term (other than on account of his death or “disability” (as defined in the Employment Agreement)) or Mr. Gray resigns for “good reason” during the Initial Term, then the Company shall provide Mr. Gray with the following benefits, contingent upon his execution of an irrevocable general release in favor of the Company: (i) a lump sum payment, less applicable withholdings and deductions, equal to twelve (12) months of his then-current base salary; (ii) his earned but unpaid annual bonus with respect to any completed calendar year immediately preceding the termination date (such earned amount determined without regard to the requirement of him being employed on the date of payment); (iii) upon timely election, COBRA premiums for up to twelve (12) months for Mr. Gray and his covered dependents; and (iv) all of Mr. Gray’s then outstanding, unvested time-based equity awards subject solely to time-based vesting that would have become vested (but for such termination) during the twelve (12)-month period beginning on the termination date will vest as of the date immediately prior to the termination date (“Equity Acceleration”); provided, however, if the termination without “cause” or resignation for “good reason” occurs prior to January 1, 2026, Mr. Gray will be entitled to 50% of his Equity Acceleration. In addition, Mr. Gray will be entitled to his Accrued Compensation.

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If Mr. Gray’s employment is terminated by the Company without “cause” (other than on account of death or “disability”), due to his resignation for “good reason”, or on account of non-renewal by the Company as described above, in each case within the period beginning on the date the Company enters into a definitive agreement that if consummated would result in a “change in control” (as defined in the Plan) and ending on the twelve (12) month anniversary of such “change in control”, then Mr. Gray is entitled to the benefits described in the immediately preceding paragraph except that, instead of a lump sum payment equal to twelve (12) months of this then-current base salary, Mr. Gray is entitled to a lump sum payment, less applicable withholdings and deductions, equal to 150% of the sum of (A) his then-current base salary and (B) his target bonus for the year in which the termination date occurs. Further, the limitation on Equity Acceleration applicable in the immediately preceding paragraph shall not be applicable in this case.

There are no arrangements or understandings between Mr. Gray and any other persons pursuant to which Mr. Gray was selected to be Executive Vice President and Chief Financial Officer of the Company. There are no family relationships between Mr. Gray and any director or executive officer of the Company, and Mr. Gray has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement and the Confidentiality Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement and the Confidentiality Agreement, each of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025.

Transition of Christian Gates to Executive Vice President of Corporate Development

Also on September 22, 2025, Christian Gates ceased serving as an executive officer and the “principal financial officer” of the Company, effective immediately, and transitioned from Chief Financial Officer to Executive Vice President of Corporate Development. Upon Mr. Gates signing a separation agreement, agreeing to a release of claims and complying with certain other continuing obligations therein, the Company will pay Mr. Gates the amounts owed to him pursuant to his existing employment agreement.

Item 8.01 Other Events.

 On September 22, 2025, the Company issued a press release announcing Mr. Gray’s appointment as Executive Vice President, Chief Financial Officer. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

 Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit	Description
99.1	Press release dated September 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTNAV INC.

Date:	September 22, 2025	By:	/s/ James Black
Name: James Black Title: General Counsel and Secretary

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